EXHIBIT 10.17


                     EXECUTIVE SERVICES EMPLOYMENT AGREEMENT


         THIS EXECUTIVE SERVICES EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into effective this 1st day of January, 2006, (the "EFFECTIVE DATE"), by and between Medivisor, Inc., a Delaware corporation (the "CORPORATION") and Dino Luzzi, an individual (the "EXECUTIVE").

RECITALS

         THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

         A. The Corporation desires that the Executive be employed by the Corporation to carry out the duties and responsibilities described below, all on the terms and conditions hereinafter set forth.

         B. The Executive desires to accept such employment on such terms and conditions.

         NOW, THEREFORE, in consideration of the above recitals incorporated herein and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1.   RETENTION AND DUTIES.

1.1 RETENTION. The Corporation does hereby hire, engage and employ the Executive for the Period of Employment (as defined in Section 2) on the terms and conditions expressly set forth in this Agreement. The Executive does hereby accept and agree to such hiring, engagement and employment, on the terms and conditions expressly set forth in this Agreement.

1.2 DUTIES. During the Period of Employment, the Executive shall serve the Corporation as its Chief Executive Officer ("CEO") unless and until it is otherwise determined by the Corporation's Board of Directors (the "Board") that he shall serve in another senior executive capacity. In addition, , it is the intention of the parties that the Executive shall also serve as a member of the initial Board of Directors. For such period of time that the Executive serves as Chief Executive Officer, the Executive shall be the Chief Executive Officer of the Corporation and shall be principally responsible for the general strategic planning, acquisitions, mergers, joint ventures, corporate relations, strategic direction of the business and officers of the Corporation, in each case subject to the directives of the Board. For such period of time that the Executive serves as Chief Executive Officer, the Executive shall have the duties of management usually vested in the offices of President and Chief Executive Officer of a corporation of the size and nature of the Corporation and such other powers and duties as the Board may assign from time to time, provided that such other duties are not inconsistent with his position as Chief Executive Officer.

     In no event, however, shall his duties as Director of the Board be deemed inconsistent with the Executive's position as Chief Executive Officer for such purposes. For such period of time that the Executive does not serve as Chief Executive Officer, the Executive shall have such duties as may be determined from time to time by the Board, provided that those duties are consistent with the Executive's position as a senior executive officer with the position of Chairman of the Compensation Committee. The Executive shall also be subject to the corporate policies of the Corporation as they are in effect from time to time throughout the Period of Employment (including, without limitation, the Corporation's insider trading and ethics policies, as they may change from time to time). During the Period of Employment, the Executive shall report solely to the Board.

1.3 NO BREACH OF CONTRACT. The Executive hereby represents to the Corporation that to the best of the Executive's knowledge: (i) the execution and delivery of this Agreement by the Executive and the Corporation and the performance by the Executive of the Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any other agreement or policy to which the Executive is a party or otherwise bound;
     (ii) that the Executive has no information (including, without limitation, confidential information and trade secrets) relating to any other person or entity which would prevent, or be violated by, the Executive entering into this Agreement or carrying out his duties hereunder; (iii) that the Executive is not bound by any confidentiality, trade secret or similar agreement (other than this Agreement and the Inventions Agreement referred to in Section 9) with any other person or entity in a similar industry as Medivisor, Inc.

1.4  LOCATION.  The  Executive  acknowledges  that the  Corporation's  principal executive offices are currently located in Huntington Station, New York. The Executive's principal place of employment shall be the Corporation's principal executive offices or such other location as the Executive shall approve in writing. The Executive agrees that he will be regularly present at the Corporation's principal executive offices. The Executive acknowledges that he may be required to travel from time to time in the course of performing his duties for the Corporation.

2. PERIOD OF EMPLOYMENT. The "Period of Employment" shall, unless sooner terminated as provided herein, be a period of two years commencing on the Effective Date and ending at the close of business on the second anniversary of the Effective Date (the "Termination Date").

3 COMPENSATION/BASE SALARY. The Executive's base salary for the Period of Employment (the "Base Salary") shall be at a rate of Twenty Thousand
     Dollars ($20,000) per month and shall be paid in accordance with the Corporation's regular payroll practices in effect from time to time, but not less frequently than in monthly installments. During the Period of Employment, the Corporation may increase (but it will not decrease) the Executive's Base Salary from the rate in effect immediately preceding any such change.

4. BENEFITS. The Executive shall be entitled to medical and dental coverage as provided by the Corporation under its respective policies.

4.1 RETIREMENT, WELFARE AND FRINGE BENEFITS. During the Period of Employment, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs, and fringe benefit plans and programs, made available by the Corporation to the Corporation's senior executives generally, in accordance with the eligibility and participation provisions of such plans and as such plans or programs may be in effect from time to time.

4.2 REIMBURSEMENT OF BUSINESS EXPENSES. The Executive is authorized to incur reasonable expenses in carrying out the Executive's duties for the Corporation under this Agreement and reimbursement for all reasonable business expenses the Executive incurs during the Period of Employment in connection with carrying out the Executive's duties for the Corporation, subject to the Corporation's expense reimbursement policies in effect from time to time. In addition, the Corporation shall reimburse the Executive for up to Fifty Thousand Dollars ($50,000) (in the aggregate) of the Executive's legal fees and other expenses relating to his employment and the negotiation and preparation of this Agreement and related agreements.

4.3 VACATION AND OTHER LEAVE. During the Period of Employment, the Executive shall accrue and be entitled to take paid vacation, such vacation otherwise to accrue and be taken at a rate of at least three (3) weeks annually in accordance with the Corporation's vacation policies in effect from time to time, including the Corporation's policies regarding vacation accruals (including, without limitation, limits on the amount of vacation that may be accrued and untaken before future accruals cease). The Executive shall also be entitled to all other holiday and leave pay generally available to other executives of the Corporation.

4.4 AUTOMOBILE ALLOWANCE. The Corporation shall provide the Executive with a car allowance of Eight hundred Dollars ($800.00) per month during the Period of Employment to be used for the purchase, lease and maintenance of an appropriate automobile for Executive's use.

5.   TERMINATION.

5.1 TERMINATION BY THE CORPORATION. The Executive's employment by the Corporation, and the Period of Employment, may be terminated at any time by the Corporation: (i) with Cause (as defined in Section 5.3), or (ii) without Cause, or (iii) in the event of the Executive's death, or (iv) in the event that the Board determines in good faith that the Executive has a Disability (as defined in Section 5.3).

5.2 TERMINATION BY THE EXECUTIVE. The Executive's employment by the Corporation, and the Period of Employment, may be terminated at any time by the Executive, on no less than sixty (60) days prior written notice to the Corporation; provided, however, that (i) in the case of termination for Good Reason, the Executive may provide immediate written notice if the Corporation fails to, or cannot, reasonably cure the event that constitutes Good Reason and (ii) in the case of the Executive's good faith determination that he has a Disability, the Executive shall provided thirty
     (30) days prior written notice (except that such determination shall not be conclusive as to whether the Executive actually has a Disability and, if it is determined that the Executive does not actually have a Disability, he shall be deemed to have terminated employment without a Disability and without Good Reason).

(a) As used herein, "Cause" shall mean the reasonable and good faith written determination by two-thirds of the Board (excluding the Executive, if he is then a member of the Board, from both the numerator and the denominator of such fraction for purposes of such determination) that, during the Period of Employment, any of the following events or contingencies exists or has occurred:

     (i) the Executive is convicted of, or pleads guilty or NOLO contendre to, a felony within the meaning of such term by United States federal or state law (other than traffic related offenses or as a result of vicarious liability); or

     (ii) the Executive willfully commits an act of material fraud, embezzlement or theft against the Corporation or one of its affiliates or willfully commits a material violation of state or federal securities laws involving the Corporation or one of its affiliates; or

     (iii) the Executive willfully and repeatedly fails to perform his material fiduciary and other duties to the Corporation after having received written notice from the Corporation of such claimed failure; or

     (iv) the Executive willfully engages in gross misconduct in carrying out his duties hereunder resulting in material economic harm to the Corporation; or

     (v) the execution and delivery of this Agreement by the Executive and the Corporation and the performance by the Executive of the Executive's duties hereunder constitutes a breach by the Executive of, or otherwise contravenes, the terms of any other agreement or policy to which the Executive is a party or otherwise bound which materially interferes with the Executive's ability to effectively perform his duties and responsibilities to the Corporation hereunder; or

     (vi) the Executive has information (including, without limitation, confidential information and trade secrets) relating to any other person or entity which the Executive is not legally and contractually free to disclose to the Corporation which materially interferes with the Executive's ability to effectively perform his duties and responsibilities to the Corporation hereunder; or

     (vii) the Executive is bound by any confidentiality, trade secret or similar agreement (other than this Agreement and the Inventions Agreement referred to in Section 9) with any other person or entity which materially interferes with the Executive's ability to effectively perform his duties and responsibilities to the Corporation hereunder.

     However, no act or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in, or not opposed to, the best interests of the Corporation.

     Anything to the contrary notwithstanding, the Executive shall not be terminated for Cause under paragraph 5.5(b)(ii), (iii), (iv), (v), (vi) or
     (vii) unless he is given written notice setting forth the basis for termination and he is given fifteen (15) days to cure such neglect or conduct and, if he fails to cure such neglect or conduct, the Executive is given the opportunity to be heard before the Board and the Board shall have made the written determination set forth at the beginning of this Section 5.5(b).

(b) As used herein, "DISABILITY" shall mean a physical or mental impairment which renders the Executive unable to perform the essential functions of his employment with the Corporation, even with reasonable accommodation that does not impose an undue hardship on the Corporation, for more than 180 days in any 12-month period, unless a longer period is required by federal or state law, in which case that longer period would apply. The determination of whether or not a Disability exists for purposes of this Agreement shall be based upon the findings of a medical doctor reasonably acceptable to both parties. If the two parties cannot agree on a medical doctor, each party shall select a medical doctor and the two medical doctors shall select a third who shall be the approved doctor for this purpose. Neither the Corporation nor the Executive shall terminate his employment for Disability unless the party terminating the Executive's employment has given written notice to the other party as provided herein.

(c) As used herein, "GOOD REASON" shall mean the occurrence of one or more of the following without the Executive's written consent:

     (i) a material breach of this Agreement by the Corporation (including, without limitation, any breach by the Corporation of Section 3.1); or

     (ii) a material diminution in the Executive's duties (when such duties are viewed in the aggregate) from the level contemplated by Section 1.2 (including, without limitation, any change in title or position other than as contemplated by Section 1.2); provided that it shall not constitute Good Reason hereunder solely because the Executive is no longer serving as Chief Executive Officer of the Corporation provided that he continues as an executive with the title of Director on the Board, provided that in all cases he reports directly to the Board; or

     (iii) the assignment by the Corporation of duties to the Executive that are materially inconsistent with his position as Chief Executive Officer or as Director on the Board , as applicable; or

     (iv) the failure of the Corporation to obtain the assumption in writing of its obligations to perform this Agreement by any successor to all or substantially all of the assets or business of the Corporation within fifteen (15) days upon a merger, consolidation, sale or similar transaction; or

     (v) the failure of the Corporation to maintain Directors' and Officers' Liability Insurance on terms not materially less favorable to the Executive than the terms of the policy presently in effect; provided that in no event shall Good Reason exist pursuant to this clause (vii) if the Corporation has in place Directors' and Officers' Liability Insurance coverage at a cost on an annualized basis that is not less than two hundred percent (200%) of the annualized cost of the policy in effect on the Effective Date;

     PROVIDED,  HOWEVER,  that none of the events specified in clause (i), (ii),
     (iii), (vi) or (vii) above shall constitute Good Reason unless the Executive shall have notified the Corporation in writing describing the events which constitute Good Reason and the Corporation shall have failed to reasonably cure such event within a reasonable period, not to exceed fifteen (15) days, after the Corporation's actual receipt of such written notice.

6. MEANS AND EFFECT OF TERMINATION. Any termination of the Executive's employment under this Agreement shall be communicated by written notice of termination from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination.

7. NON-COMPETITION. The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Corporation, the amount of sensitive and confidential information involved in the discharge of the Executive's position with the Corporation, and the harm to the Corporation that would result if such knowledge or expertise was disclosed or made available to a competitor. Based on that understanding, the Executive hereby expressly agrees as follows:

         (a) As a result of the particular nature of the Executive's relationship with the Corporation, in the capacities identified earlier in this Agreement, for the Period of Employment the Executive hereby agrees that he will not, directly or indirectly, (i) engage in any business for the Executive's own account or derive any material economic benefit from any business that competes with the business of the Corporation or any of its affiliates (the Corporation and its affiliates are referred to, collectively, as the "Company Group"), (ii) enter the employ of, or render any services to, any person engaged in any business that competes with the business of any entity within the Company Group, (iii) acquire a financial interest in any person engaged in any business that competes with the business of any entity within the Company Group, directly or indirectly, as an individual, partner, member, shareholder, officer, director, principal, agent, trustee or consultant, or (iv) other than in the performance of his duties hereunder, interfere with business relationships (whether formed before or after the Effective Date) between the Corporation, any of its respective affiliates or subsidiaries, and any customers, suppliers, officers, employees, partners, members or investors of any entity within the Company Group for the purpose of competing, or allowing a third party to compete, with the business of any entity of the Company Group. For purposes of this Agreement, businesses in competition with the Company Group shall include, without limitation, businesses in which any entity within the Company Group actively participates and any businesses which any entity within the Company Group has specific plans to actively participate in the future if the Executive is aware of such plans, whether or not such entity has commenced such operations.

8. CONFIDENTIALITY. As a material part of the consideration for the Corporation's commitment to the terms of this Agreement, the Executive hereby agrees that the Executive will not at any time (whether during or after the Executive's employment with the Corporation), other in the course of the Executive's duties hereunder, knowingly disclose, disclose in a fashion that Executive reasonably should know the consequences of such disclosure, or use for the Executive's own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise, any trade secrets, or other confidential data or information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, or plans of any entity within the Company Group; PROVIDED, HOWEVER, that the foregoing shall not apply to information which is generally known to the industry or the public, other than as a result of the Executive's breach of this covenant. The Executive further agrees that the Executive will not retain or use for his account, at any time, any trade names, trademark or other proprietary business designation used or owned in connection with the business of any entity within the Company Group. Notwithstanding the foregoing, the provisions of this Section 8 shall not apply when (i) disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction to order the Executive to disclose or make available such information, provided, however that the Executive shall promptly notify the Corporation in writing upon receiving a request for such information or (ii) with respect to any other litigation, arbitration or mediation involving this Agreement, including but not limited to enforcement of this Agreement.

9. RETURN OF PROPERTY. The Executive agrees to truthfully and faithfully account for and deliver to the Corporation all property belonging to the Corporation, any other entity in the Company Group, or any of their respective affiliates, which the Executive may receive from or on account of the Corporation, any other entity in the Company Group, or any of their respective affiliates, and upon the termination of the Period of Employment, or the Corporation's demand, the Executive shall immediately deliver to the Corporation all such property belonging to the Corporation, any other entity in the Company Group, or any of their respective affiliates. Anything to the contrary notwithstanding, nothing in this
     Section 12 shall prevent the Executive from retaining a personal home computer and papers and other materials of a personal nature, including personal diaries, calendars and personal rolodexes, personal information relating to his compensation or relating to the reimbursement of expenses, personal information that he reasonably believes are needed for tax purposes and copies of the Corporation's compensatory plans, programs and agreements relating to his compensation as an employee.

10. ASSIGNMENT. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Corporation with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Corporation hereunder, provided that the obligations hereunder are assumed, either by law or contract, by such transferee or successor.

11. NUMBER AND GENDER. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

12. SECTION HEADINGS. The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

13. GOVERNING LAW. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, as well as the legal relations hereby created between the parties hereto, shall be governed by and construed under, and interpreted and enforced in accordance with, the laws of the State of New York, notwithstanding any Delaware or other conflict of law provision to the contrary.

14. SEVERABILITY. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

15. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto respecting the matters within its scope. This Agreement supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein.

16. MODIFICATIONS. This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

17.  NOTICES.

     (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, or (iii) sent by registered or certified mail, postage prepaid, return receipt requested. Any notice shall be duly addressed to the parties as follows at 326 Walt Whitman Road, Suite 208, Huntington Station, New York 11746.

     (b) Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 23 for the giving of notice. Any communication shall be effective when delivered by hand, when otherwise delivered against receipt therefor, or five (5) business days after being mailed in accordance with the foregoing.

18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

19.  CORPORATION'S REPRESENTATIONS. The Corporation represents and warrants that
     (i) the execution, delivery and performance of this Agreement by the Corporation has been fully and validly authorized by all necessary corporate action, (ii) the officer signing this Agreement on behalf of the Corporation is duly authorized to do so, (iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Corporation is a party or by which it is bound and (iv) upon execution and delivery of this agreement by the parties hereto, it shall be a valid and binding obligation of the Corporation enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

20.  INDEMNIFICATION.

     (a) The Corporation agrees that (i) if the Executive is made a party, or is threatened to be made a party, to any threatened or actual action, suit or proceeding whether civil, criminal, administrative, investigative, appellate or other (a "Proceeding") by reason of the fact that he is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, member, employee, agent, manager, consultant or representative of another person or (ii) if any claim, demand, request, investigation, controversy, threat, discovery request or request for testimony or information (a "Claim") is made, or threatened to be made, that arises out of or relates to the
          Executive's service in any of the foregoing capacities, whether arising before or after the Effective Date, then the Executive shall promptly be indemnified and held harmless by the Corporation to the fullest extent legally permitted or authorized by the Corporation's certificate of incorporation, bylaws or Board resolutions or, if greater, by the laws of the State of Delaware, against any and all costs, expenses, liabilities and losses (including, without limitation, attorney's fees, judgments, interest, expenses of investigating, defending or obtaining indemnity with respect to any Proceeding or Claim, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, officer or employee of the Corporation or a director, officer, member, employee, agent, manager, consultant or representative of such other person and shall inure to the benefit of the Executive's heirs, executors and administrators. To the extent permitted by law, the Corporation shall advance to the Executive all costs and expenses incurred by him in connection with any such Proceeding or Claim within thirty (30) days after receiving written notice requesting such an advance. Such notice shall include, to the extent required by applicable law, an undertaking by the Executive to repay the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses.

     (b) Neither the failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination in connection with any request for indemnification or advancement under Section 28(a) that indemnification of the Executive is proper because he has satisfied any applicable standard of conduct, nor a determination by the Corporation (including its Board, independent legal counsel or stockholders) that the Executive has not met any applicable standard of conduct, shall create a presumption that the Executive has not met an applicable standard of conduct.

     (c) During the Period of Employment and for a period of three (3) years thereafter, the Corporation shall keep in place a directors and officers' liability insurance policy (or policies) providing comprehensive coverage to the Executive to the extent that the Corporation provides such coverage for any other present or former senior executive or director of the Corporation. Such policy shall be on terms not materially less favorable to the Executive than the terms of the policy then in effect on the Effective Date; provided that in no event shall the Corporation be obligated to provide such level of coverage to the extent that the annualized cost of the coverage would exceed two hundred percent (200%) of the annualized cost of the coverage in effect on the Effective Date.

     IN WITNESS WHEREOF, the Corporation and the Executive have executed this Agreement on the dates indicated below to be effective as of the Effective Date.

                                      MEDIVISOR, INC.


DATE: FEBRUARY __, 2008               BY: ________________________________



DATE: FEBRUARY __, 2008               ____________________________________
                                      DINO LUZZI